Invesco Van Kampen Comstock Fund                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2010
File number:       811-3826
Series No.:        11

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                        $41,519
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                        $ 4,812
        Class C                        $ 1,915
        Class R                        $ 1,033
        Class Y                        $11,122
        Institutional Class            $     -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.1039
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                         0.1039
        Class C                         0.0522
        Class R                         0.0866
        Class Y                         0.1212
        Institutional Class             0.0613


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        391,115
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         41,495
        Class C                         35,538
        Class R                         12,038
        Class Y                         87,032
        Institutional Class              8,931


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 12.87
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        $ 12.87
        Class C                        $ 12.88
        Class R                        $ 12.87
        Class Y                        $ 12.87
        Institutional Class            $ 12.86